Exhibit 16.1

[Deloitte & Touche LLP Letterhead]

March 12, 2012

United States Securities and Exchange Commission

100 F Street

N.E. Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Terreno Realty Corporation Form 8-K dated March 12, 2012 and have the following comments:

1.	We agree with the statements made in paragraphs one, two, three and four.

2.	We have no basis on which to agree or disagree with the statements made in paragraphs five and six.

Yours Truly,

/s/ Deloitte & Touche LLP

San Francisco, California